FACILITY USE AGREEMENT

         This Facility Use Agreement (hereinafter referred to as the "Agreement") is made and executed as of the close of business on the 1st day of September, 2000 by and among Vision Correction Centers of Kansas City, P.C., a Missouri professional corporation, (hereinafter referred to as "VCC"), Kansas City Laser Vision Correction Centers, L.L.C., a Missouri limited liability company ("KCL"), Jeffrey Couch, M.D. (hereinafter referred to as "Provider") and Prime Refractive - Kansas City, a Delaware limited liability company (hereinafter referred to as "Prime").

                             Preliminary Statements:

         Provider, a licensed medical professional, together with VCC and KCL provides Refractive Surgery (as hereinafter defined) and related services in the area of Kansas City, Missouri.

         Prime owns certain equipment and assets (none of which include the practice of medicine) used in the performance of Refractive Surgery and related services.

         Provider, KCL and VCC desire to use Prime's facilities to render medical services to their patients.

                             Statement of Agreement

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                              Certain Defined Terms

         Unless otherwise defined in Section 1.1 or elsewhere in this Agreement, all capitalized terms used in this Agreement shall have the meanings ascribed to them in that certain Contribution Agreement (the "Contribution Agreement") dated as of September 1, 2000, among Prime Medical Services, Inc., a Delaware corporation, Prime RVC, Inc., a Delaware corporation, Prime, Provider, KCL and VCC.

                                   ARTICLE II

                           Relationship of the Parties

         The relationship under this Agreement between Prime, on the one hand, and Provider, KCL and VCC, on the other hand, shall be that of independent contractors. The provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Prime acknowledges and agrees that Provider, KCL and VCC shall retain the exclusive authority to direct the medical, clinical professional, and ethical aspects of their respective medical practices. Prime shall neither exercise control over nor interfere with the physician-patient relationships of Provider, KCL or VCC, which shall be maintained strictly between Provider, KCL, VCC and their respective patients.

                                   ARTICLE III

                        Services to be Provided by Prime

         Section 3.1 General. No party will act in a manner that would prevent the other parties from performing their duties hereunder, and each party will provide such information and assistance to each other party as is reasonably required to enable such other party to perform its services hereunder. Prime shall, and shall use its best efforts to cause its employees to, comply with all applicable federal, state and local laws, rules and regulations in its provision of services hereunder.

         Section 3.2 Facilities. Prime shall make available to KCL, VCC and Provider the real property located at 5844 N.W. Barry Road, Kansas City, Missouri 64154, and the improvements, facilities and assets located thereon, including without limitation, the Assets, the Assets Related Business and personnel, for the use of KCL, VCC and Provider in the performance of Refractive Surgery and related services (together with any future locations, property, improvements, facilities or assets acquired or established by Prime in replacement of or in addition to the foregoing, the "Facilities"). Prime agrees to maintain the Facilities in a commercially reasonable manner in light of the intended use of the Facilities. Prime agrees that licensed physician employees of KCL shall be entitled to use the Facilities (subject to any applicable requirements contained in any other agreement to which KCL and Prime are both parties). Prime, KCL, VCC and Provider agree that Prime may make the Facilities available to any other licensed physician, but only after Provider has, in Provider's sole discretion, approved each such licensed physician to use the Facilities (regardless of location).

         Section 3.3 Management. The parties intend and agree that KCL, VCC and Provider shall continue to manage and administer all aspects of their individual practices, unless and only to the extent Prime specifically undertakes a certain aspect of such management and administration in connection with its provision of the Facilities or as otherwise expressly provided in this Agreement. Such management and administration shall include, without limitation, all administration, accounting, purchasing, payroll, legal services, record keeping, bookkeeping, computer services, information management, printing, postage, duplication services, provision of non-professional personnel, quality assurance programs, and billing and collecting from, and contracting with, patients, insurance companies, managed care payors, governmental entities and other third-party payors with respect to all professional, medical and other services provided by KCL, VCC or Provider.

         Notwithstanding any provision of this Agreement to the contrary:

     (a) Prime shall not engage in the practice of medicine, and Provider shall at all times be responsible for all activities that constitute the practice of medicine;

                  (b) this Agreement shall not be construed to require Provider, or any other medically trained or licensed medical professionals under the direction or control of Provider, to perform Refractive Surgery at the facilities of, or use the equipment of, Prime, if in the professional medical judgment of a reasonable ophthalmologist practicing LASIK surgery, such use would be detrimental to Provider's patients; and

                  (c) none of KCL, VCC and Provider shall be required to hire or retain any third party to manage any aspect of its practice.

         Section 3.4 Events Excusing Performance. In the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which the parties have no control (hereinafter, a "Force Majeure Event"), Prime shall not be liable to KCL, VCC or Provider for failure to provide any of the Facilities hereunder, and KCL, VCC and Provider shall not have the right to terminate this Agreement, for so long as such events continue and for a reasonable period of time thereafter; provided, however, that if such events continue and Prime is not able to provide any Facilities hereunder for a period of one hundred and eighty (180) consecutive days or more, Prime, KCL, VCC or Provider may terminate this Agreement by written notice to the others. Notwithstanding any provision of the Transaction Documents to the contrary, for any portion of such periods following a Force Majeure Event in excess of five
(5) business days during which Prime is unable to provide Facilities sufficient to allow Provider to perform Refractive Surgery, then Provider, KCL and VCC may perform medical services, including Refractive Surgery at such other locations within or without the Restricted Area as Provider deems appropriate and Provider shall be entitled to retain all compensation receive therefrom, until Prime is again able to provide the Facilities.

         Section 3.5 Limitation on Use of Facilities by VCC. Provider, VCC and KCL acknowledge and agree that Prime is only making the Facilities and related services available to VCC until such time as KCL has obtained all licenses, certifications and other qualifications necessary to engage in the practice of Refractive Surgery. Provider, VCC and KCL further agree that Prime may, in its sole discretion, restrict use of the Facility and related services by VCC to only Provider (as an employee of VCC), and may also cease to make the Facilities and related services available to VCC after the expiration of ninety days following the date of this Agreement, in either case without causing a default under any provision of this Agreement or the Contribution Agreement. Prime shall not have any responsibility to assist in the transfer or procurement by KCL of any such licenses, certifications or other qualifications.

                                   ARTICLE IV

                      Obligations of KCL, VCC and Provider

         Section 4.1 Facility Fee. The fees payable to Prime by VCC, KCL and Provider in return for use of the Facilities made available by Prime hereunder (the "Facility Usage Fee") shall be determined on a per procedure basis and remitted to Prime by its billing staff (the "Billing Staff") pursuant to the billing agent appointment procedures provided in Section 4.2. The amount of the Facility Usage Fee with respect to any procedure shall initially be $1,150. The Facility Usage Fee shall be subsequently increased or decreased any time the Patient Fee (as hereinafter defined) is increased or decreased, in each case in equal proportion to the increase or decrease in the Patient Fee; provided, however, that the Patient Fee cannot be changed without the unanimous consent of the managers of Prime. As used herein, "Patient Fee" shall mean the standard, undiscounted fee generally being charged to patients, determined without reference to the fee charged for any single procedure.

                  Notwithstanding the foregoing provisions of this Section 4.1, or any other contrary provision of any Transaction Documents, Provider shall be entitled to perform procedures for free, discount procedures and refund amounts paid for procedures on a limited basis in a manner and to the extent Provider has done so in the past, or as otherwise consented to by Prime in each instance. The Facility Usage Fee with respect to such procedures shall be proportionately reduced, as long as the aggregate Facility Usage Fee paid hereunder equals or exceeds the fair market value of the use of the Facilities.

         Section 4.2 Billing Agent Appointment. With respect to all procedures done using the Facilities, the Billing Staff shall furnish all billing and collecting services to Provider, KCL and VCC in the name of Provider, KCL or VCC, as applicable. Provider, KCL and VCC shall periodically furnish to the Billing Staff, in a form satisfactory to Prime, information concerning procedures performed by Provider, KCL and VCC, including, without limitation, the total fee charged for the procedure, any discount applicable to the procedure, the name, address and telephone number of the patient, and any additional information required by the Billing Staff for purposes of proper and timely billing for Provider's professional medical services in the performance of Refractive Surgery and related services.

                  Provider, KCL and VCC hereby designate Prime as their billing agent during the term of this Agreement, and Prime hereby accepts such assignment. The Billing Staff shall maintain complete and accurate records of charges billed and amounts collected, and shall furnish Provider with copies of all billing statements issued on Provider's behalf, as well as copies of bank receipts for all payments deposited in an account designated by Prime. When payments are received, the Billing Staff shall be responsible for recording and depositing the receipts in Prime's account and making semi-monthly payment to Provider, KCL and VCC (as applicable) of the difference between the Patient Fee and the Facility Usage Fees, on a per procedure basis, which difference constitutes compensation for Provider's, KCL's or VCC's professional services, as applicable (the "Professional Fees"). The parties to this Agreement acknowledge and agree that the entire amount of the Professional Fees shall, in each case, represent the agreed upon fair market value for Refractive Surgery and related services performed by Provider, KCL or VCC and shall include no additional payment for any other purpose.

         Section 4.3 Compliance With Laws. KCL, VCC and Provider shall provide professional services to patients in compliance at all times with, and shall otherwise comply with, all ethical standards, laws, rules and regulations applicable to the operations of KCL, VCC and Provider. KCL, VCC and Provider shall use reasonable efforts to ensure that Provider and the employees of KCL, VCC and Provider have all required licenses, credentials, approvals or other certifications to perform his or her duties and services for KCL, VCC and Provider. In the event that any disciplinary actions or medical malpractice actions are initiated against Provider or any employee of Provider, KCL or VCC, such party shall promptly inform Prime of such action and the underlying facts and circumstances.

         Section 4.4 KCL's, VCC's and Provider's Internal Matters. KCL, VCC and Provider shall be responsible for matters involving their respective corporate governance, employees and similar internal matters, including, but not limited to, preparation and contents of such reports to regulatory and tax authorities governing KCL, VCC and Provider that such party is required by law to provide, distribution of professional fee income among Provider or the shareholders of KCL or VCC, disposition of KCL's, VCC's and Provider's property and stock and hiring and firing of their employees and licensing. The legal, accounting and other professional services fees incurred by Provider, KCL or VCC in connection with the internal matters of KCL and VCC, the distribution of the fee income among Provider or shareholders of KCL or VCC and the personal accounting of KCL, VCC and Provider and similar internal and personal matters, shall be borne exclusively by KCL, VCC and/or Provider (as applicable).

                                    ARTICLE V

                              Term and Termination

         This Agreement shall commence on the date hereof and shall expire on the earlier of (a) the 40th anniversary hereof or (b) the expiration or termination of the Restricted Period; provided, however, that PMSI may elect to have Prime terminate this Agreement at any time following any breach by Provider of the provisions of ARTICLE VIII of the Contribution Agreement.

                                   ARTICLE VI

                               General Provisions

         Section 6.1 Collateral Agreements, Amendments, and Waivers. This Agreement (together with the Contribution Agreement and all Transaction Documents) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

         Section 6.2 Successors and Assigns. No party's rights or obligations under this Agreement may be assigned without the prior written consent of all parties hereto. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

         Section 6.3 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In the event any provision of this Agreement is severed, the parties to this Agreement agree to negotiate in good faith to preserve the intended economic results of this Agreement.

         Section 6.4 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         Section 6.5 Notices. Unless specifically provided otherwise herein, any notices required or permitted to be given under this Agreement shall be given and deemed received in the manner provided in the Contribution Agreement.

         Section  6.6   Construction.   This  Agreement  and  any  documents  or
instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

         Section 6.7 Other Agreements. Each party hereto agrees that any material breach by it of any of the terms and provisions of another Transaction Document (as defined in the Contribution Agreement) to which it is a party shall also be deemed to have been a material breach by it of this Agreement, for all purposes.

     Section 6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

         Section 6.9 Arbitration. Any controversy between the parties regarding this Agreement or any other Transaction Document, any claims arising out of any breach or alleged breach of this Agreement or any other Transaction Document, and any claims arising out of the relationship between the parties created hereunder, shall be submitted to binding arbitration by all parties involved in accordance with the terms of the Contribution Agreement.

         Section 6.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

                            [Signature page follows]

                                 SIGNATURE PAGE

                                       TO

                             FACILITY USE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Prime:                   Prime Refractive - Kansas City, L.L.C.

                         Cheryl Williams, Vice President

                         Jeffrey Couch, Vice President

Provider:                       _______________________________________________
                                            Jeffrey Couch, M.D.



VCC:                     Vision Correction Centers of Kansas City, P.C.


                                            By:
                                                 Jeffrey Couch, M.D., President

KCL:                         Kansas City Laser Vision Correction Centers, L.L.C.


                                            By:
                                                  Jeffrey Couch, M.D., Manager